UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2010

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[x]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

1. Agreement and Plan of Merger

On July 12, 2010, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Tyco Electronics Ltd., a Swiss company ("Parent"), and Parent’s wholly owned subsidiary, Tyco Electronics Minnesota, Inc., a Minnesota corporation ("Purchaser").

Pursuant to the Merger Agreement, Purchaser has agreed to commence a tender offer (the "Offer") no later than 10 business days following the execution of the Merger Agreement to purchase all the outstanding shares of ADC common stock ("Shares") at a purchase price of $12.75 per share in cash (the "Offer Price"). As soon as practicable after the consummation of the Offer and satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into ADC (the "Merger"), and ADC will become a wholly owned subsidiary of Parent. In the Merger, each Share outstanding immediately prior to the Articles of Merger being filed with the Minnesota Secretary of State (other than Shares held by Parent or Purchaser or shareowners of the Company who properly have exercised dissenters' rights under Minnesota law) will be converted into the right to receive the Offer Price.

The consummation of the Offer and the Merger are subject to certain closing conditions. Among other items, these conditions include satisfaction of applicable anti-trust reviews in the United States and other jurisdictions. The consumation of the Offer also is conditioned on Parent acquiring a majority of the Shares on a fully diluted basis. Neither the Offer nor the Merger is subject to a financing condition.

The parties have agreed that if, following completion of the Offer, Purchaser owns at least 90% of the Shares, the Merger will be completed without a meeting of ADC’s shareowners pursuant to Minnesota's "short-form" merger statute.

Following completion of the Offer, subject to the terms of the Merger Agreement, ADC has granted to Purchaser an irrevocable option to purchase, at a per Share price equal to the Offer Price, newly-issued Shares in an amount up to the lowest number of Shares that, when added to the aggregate number of Shares owned by Purchaser, will constitute one Share more than 90% of the total Shares outstanding on a fully-diluted basis.

The Merger Agreement includes customary representations, warranties and covenants of ADC, Parent and Purchaser made solely for the benefit of the parties to the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of ADC, Parent, Purchaser or any of the respective subsidiaries or affiliates.

ADC has also agreed to certain covenants governing the conduct of its business, including the operation of its business in the ordinary course until the conditions to the Offer are satisfied or waived and Purchaser accepts all Shares validly tendered pursuant to the Offer. ADC has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire ADC and to certain restrictions on its ability to respond to any such proposal, subject to fulfillment of certain fiduciary requirements of ADC’s Board of Directors. The Merger Agreement also includes customary termination provisions. In connection with the termination of the Merger Agreement under specified circumstances, ADC will be required to pay Parent a termination fee of $38,000,000.

Upon completion of the Offer, all issued and outstanding awards under ADC stock option plans will vest. Upon consummation of the Merger, each option to purchase ADC common stock that is outstanding will be converted into an option to purchase shares of Purchaser's common stock based upon an agreed conversion ratio.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

2. Stock Incentive Plans.

In connection with the Merger, the Compensation Committee of the Board of Directors of ADC amended the following stock incentive plans to permit the conversion of ADC stock options into Parent stock options above described:

ADC Telecommunications, Inc. Global Stock Incentive Plan, amended and restated as of December 12, 2006;

ADC Telecommunications, Inc. 2008 Global Stock Incentive Plan;

ADC Telecommunications, Inc. 2010 Global Stock Incentive Plan;

ADC Telecommunications, Inc. 2001 Special Stock Option Plan; and

Compensation Plan for Non-Employee Directors of ADC Telecommunications, Inc. (2007 Restatement).

Item 1.02 Termination of a Material Definitive Agreement.

Contingent on the completion of the Offer, ADC's Board of Directors has approved the termination of its Shareowners Rights Agreement, as amended and restated as of May 9, 2007 between ADC and Computershare Investor Services, LLC, as rights agent.

Item 8.01 Other Events.

On July 13, 2010, ADC and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Notice to Investors

The Offer for Shares of ADC referred to in this current report on Form 8-K has not yet commenced. This report and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy Shares will be made pursuant to an offer to purchase and related materials that Purchaser intends to file with the SEC.

At the time the Offer is commenced, Purchaser will file a Tender Offer Statement on Schedule TO (including an offer to purchase, letter of transmittal and related tender offer documents) with the SEC and ADC will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Shareowners of ADC are strongly advised to read the Tender Offer Statement and the related Solicitation/Recommendation Statement because they will contain important information that shareowners should consider before making any decision regarding the Offer. The Tender Offer Statement and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all shareowners of ADC at no expense to them. These documents will be available at no charge on the SEC’s web site at http://www.sec.gov. Investors and shareowners may also obtain, at no charge, the documents filed with or furnished to the SEC by ADC at http://www.adc.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

July 13, 2010	By:	/s/ James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated July 12, 2010 among ADC Telecommunications, Inc., Tyco Electronics Ltd. and Tyco Electronics Minnesota, Inc.
99.1	Press Release